RESTRICTED STOCK UNIT AGREEMENT UNDER THE MERCURY SYSTEMS, INC. 2018 STOCK INCENTIVE PLAN Name of Grantee: David E Farnsworth No. of Phantom Stock Units Granted: 22,306 Grant Date: 04/15/2025 Pursuant to the Mercury Systems, Inc. 2018 Stock Incentive Plan (the “Plan”) as amended through the date hereof, Mercury Systems, Inc. (the “Company”) hereby grants a deferred stock award consisting of the number of phantom stock units listed above (an “Award”) to the Grantee named above. Each “phantom stock unit” shall relate to one share of Common Stock, par value $.01 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. 1. Restrictions on Transfer of Award. The Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, until (i) the phantom stock units have vested as provided in Section 2 of this Agreement, and (ii) shares have been issued pursuant to Section 4 of this Agreement. 2. Vesting of Phantom Stock Units. The phantom stock units shall vest in accordance with the schedule set forth below, subject to the acceleration events provided for under Paragraph 3. Incremental Number of Phantom Stock Units Vested Vesting Date 7,436 04/15/2026 7,435 04/15/2027 7,435 04/15/2028 3. Termination of Employment Prior to Full Vesting. If the Grantee’s employment with the Company and its Subsidiaries is terminated prior to the vesting of all phantom stock units hereunder, then except as may be otherwise set forth in any agreement between the Grantee and Company, the consequences of such termination shall be as follows: (a) If the Grantee’s employment is terminated: (i) by the Grantee on or after August 28, 2026, (ii) by the Grantee for Good Reason (as defined below) or (iii) by the Company without Cause (as defined below), and in the case of a termination referenced in clause (ii) or (iii) above, the Grantee and the Company execute a mutually acceptable separation agreement that is not revoked within the applicable statutory period, then such termination of employment shall have no impact on the continued vesting of the phantom stock units awarded hereunder. For purposes of this paragraph, the terms Good Reason and Cause shall have the respective meanings ascribed to them in the Severance Benefits Letter Agreement between the Grantee and the Company dated August 17, 2023 (as the same may be amended from time to time).

2 (b) If the Grantee’s employment is terminated by reason of death or Disability (as defined in Section 13(c)(ii) of the Plan), then the vesting date for all remaining phantom stock units that have not yet vested shall be accelerated to be the date of such termination of employment. (c) Any unvested phantom stock units that do not continue to vest under Paragraph (a) above or become vested under Paragraph (b) above shall be automatically forfeited to the Company. 4. Receipt of Shares of Stock. (a) As soon as practicable following each vesting date, the Company shall direct its transfer agent to issue to the Grantee in book entry form the number of shares of Stock equal to the number of phantom stock units credited to the Grantee that have vested pursuant to Section 2 of this Agreement on such date in satisfaction of such phantom stock units. (b) In each instance above, the issuance of shares of Stock shall be subject to the payment by the Grantee by cash or other means acceptable to the Company of any federal, state, local and other applicable taxes required to be withheld in connection with such issuance in accordance with Section 7 of this Agreement. The Grantee understands that once shares have been delivered by book entry to the Grantee in respect of the phantom stock units, the Grantee will be free to sell such shares of Stock, subject to applicable requirements of federal and state securities laws. 5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. 6. Transferability of this Agreement. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. 7. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. 8. Miscellaneous. (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

3 (b) This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary. MERCURY SYSTEMS, INC. By: Steve Ratner Title: Chief Human Resources Officer The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Dated: 05/04/2025 David E Farnsworth Grantee’s Signature